                                                                    EXHIBIT 4.19

                        FORM OF SUBSCRIPTION CERTIFICATE

CERTIFICATE NO.:
                ------------

THE TERMS AND CONDITIONS OF THE SUBSCRIPTION RIGHTS ARE SET FORTH IN THE
COMPANY'S PROSPECTUS DATED JUNE   , 2002 (THE "PROSPECTUS") AND ARE
INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM FIRST UNION NATIONAL BANK OF NORTH CAROLINA AS THE SUBSCRIPTION AGENT.

STOCKHOLDER NAME AND ADDRESS:             -----------------------------

                                          -----------------------------

                                          -----------------------------
MAXIMUM NUMBER OF SHARES
FOR WHICH THIS SUBSCRIPTION CERTIFICATE
IS EXERCISABLE:
               ---------------------

                          COLLINS & AIKMAN CORPORATION

                            SUBSCRIPTION CERTIFICATE

           EVIDENCING NON-TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE
                UP TO THE ABOVE MENTIONED NUMBER OF SHARES OF THE
                  COMMON STOCK OF COLLINS & AIKMAN CORPORATION

                      SUBSCRIPTION PRICE: $12.50 PER SHARE

                VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE
                         (AS DEFINED IN THE PROSPECTUS)

REGISTERED OWNER:

     THIS CERTIFIES THAT the registered owner whose name is inscribed herein is the owner of Subscription Rights exercisable for up to the maximum number of shares set forth above of Common Stock, par value $.01 per share (the "Common Stock"), of Collins & Aikman Corporation, a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth in the
Company's Prospectus dated June   , 2002 and instructions relating thereto on
the reverse side hereof. The non-transferable Subscription Rights represented by this Subscription Certificate may be exercised by duly completing Section 1 on the reverse side hereof. Special issuance or delivery instructions may be specified by completing Section 2 on the reverse side hereof.

     THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION CERTIFICATE ARE NOT TRASNFERABLE, SUCH SUBSCRIPTION RIGHTS MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPELTED AND SIGNED.

Dated:
      -------------------------


-------------------------------           -------------------------------
Thomas E. Evans                           Ronald T. Lindsay
Chief Executive Officer                   Secretary

                    SECTION 1 -- EXERCISE AND SUBSCRIPTION

The undersigned irrevocably exercises Subscription Rights to subscribe for shares of the Company's Common Stock, as indicated below, on the terms and
subject to the conditions specified in the Company's Prospectus dated June   ,
2002, relating to the offering of such Subscription Rights, receipt of which is hereby acknowledged.

     (a) Number of shares of the Company's Common Stock subscribed for pursuant to the Basic Subscription Rights:
                                           ---------------------

     (b)  Total Subscription Price (total number of shares subscribed for
          multiplied by the Subscription Price of $12.50 per share): $         .
                                                                      ---------

METHOD OF PAYMENT (CHECK ONE)

[ ] Certified check or bank draft drawn on a U.S. bank or U.S. postal, telegraphic or express money order, payable to Wachovia Bank, N.A. as Subscription Agent for Collins & Aikman Corporation.

[ ]  Wire transfer directed to the account maintained by Wachovia Bank, N.A. at

              Wachovia Bank, N.A.
              ABA #053000219
              Credit Account #5000000016439
              Account Name: Collins & Aikman Corporation

If the amount enclosed or transmitted is not sufficient (or exceeds the amount required) to pay the purchase price for all shares of Common Stock that are stated to be subscribed for, or if the number of shares of Common Stock being subscribed for is not specified, the number of shares of Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount.

          SECTION 2 -- SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR
                         SUBSCRIPTION RIGHTS HOLDERS:

To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder or is to be sent to an address other than that shown above. (See the Instructions included with this Subscription Certificate.) Do not forget to complete the guarantee of signature(s) section below.

Please issue the certificate representing the Common Stock in the following name and/or deliver to the following address:

Name:                         Soc. Sec. #/Tax ID#:
      -----------------------                     ------------
Address:
        ------------------------------------------------------

        ------------------------------------------------------

                   ACKNOWLEDGMENT--THE SUBSCRIPTION ORDER FORM
                       IS NOT VALID UNLESS YOU SIGN BELOW

I/We acknowledge receipt of the Prospectus and understand that after delivery of this Subscription Certificate to the Company's Subscription Agent, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.


The signatures below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.


Subscriber's Signature(s):                          Date:
                          ------------------------       --------------
                                                    Date:
                          ------------------------       --------------

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Subscription Certificate.)


Name:                                Capacity:
     ---------------------------              ------------------------------
Address:                             Phone:
        ------------------------           ---------------------------------
                                     Soc. Sec. # or Tax ID#:
-------------------------------                             ----------------

                            GUARANTEE OF SIGNATURE(S)

All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. (See the Instructions.)

Signature Guaranteed by:
                        -------------------------------------
                                 Eligible Institution